Exhibit 11


                              HILLS BANCORPORATION
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   Three months ended March 31, 2003 and 2002



                                                             2003         2002
                                                          ----------------------

Weighted average number of shares outstanding (basic)     1,501,054    1,498,558

Weighted average of potential dilutive shares
  attributable to stock options granted
  computed under the treasury stock method ...........       13,408       12,879
                                                          ----------------------

Weighted average number of shares (diluted) ..........    1,514,462    1,511,437
                                                          ======================

Earnings Per Share:
   Net income (in thousands) .........................   $    3,381   $    2,623
                                                         =======================

   Earnings per common share:
     Basic ...........................................   $     2.25   $     1.75
     Diluted .........................................         2.23         1.74





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